Exhibit 99.1

TULSA, OK (MARKET WIRE) – February 5, 2014 – Greystone Logistics, Inc. (OTC BB: GLGI),(the “Company”) announced today that it will not proceed with the proposed one for ten thousand (1-10,000) reverse stock split of the Company’s Common Stock and a cash payment per share for resulting fractional shares equal to $0.50.  The Company had previously filed a Preliminary Proxy Statement on Schedule 14A with the United States Securities and Exchange Commission relating to a Special Meeting of Shareholders of the Company to vote on an amendment to the Company’s Certificate of Incorporation that would authorize the proposed reverse stock split.  The Company also announced today that the Special Meeting of Shareholders of the Company relating to the proposed reverse stock split will not be held.  The primary purpose of the proposed reverse stock split was to reduce the number of holders of record of the Company’s Common Stock to fewer than 300, in order for the Company to be able to terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended.  Bill Rahhal, the Company’s Chief Financial Officer, said that the cost associated with the proposed reverse stock split was the primary reason for the decision of the Company’s Board of Directors to not proceed with the proposed reverse stock split, as the estimated cost of effecting the proposed reverse stock split has increased substantially since the Preliminary Proxy Statement was filed.

Contact:
Warren F. Kruger
President/CEO
Corporate Office
1613 East 15th Street
Tulsa, Oklahoma 74120
(918) 583-7441
(918) 583-7442 (FAX)
http://www.greystonelogistics.com